SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 25, 1999





Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600

 1-1217             Consolidated Edison Company
                      of New York, Inc.                                   New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

Debt Financing

      On June 25, 1999, Consolidated Edison Company of New York, Inc. (the "Company") entered into an underwriting agreement with Salomon Smith Barney Inc., as representative of the underwriters named therein, for the sale of $275 million aggregate principal amount of the Company's 7.35% Public Income NotES (7.35% Debentures, Series 1999A) due 2039 (the "1999 A Debentures"). The 1999 A Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-45745, declared effective February 11, 1998) relating to $500 million aggregate principal amount of unsecured debt securities of the Company, of which $135 million have been sold in previous offerings of debt securities. Copies of the underwriting agreement and the definitive form of the 1999 A Debentures are filed as exhibits to this report.

Generation Divestiture

     In June 1999, the Company completed the sale of 3.624 MW of its New York City fossil-fueled electric generating capacity at an aggregate price of approximately $1.1 billion. The net proceeds from the sale are being held pending possible investment in "like kind property" (the intended effect of which would be to defer Federal income tax on the gain from the sale). Net proceeds from completion of the sales of the remaining New York City generating capacity that the Company has agreed to sell may also be invested in like kind property.

     Any net proceeds invested in like kind property will not be available to the Company to pay dividends to, or to continue to purchase the common stock of, Consolidated Edison, Inc. ("CEI"), which owns all of the Company's common stock. To the extent of any such investment, CEI intends to use additional short-term borrowing to fund its acquisition of Orange and Rockland Utilities, Inc. and CEI and the Company intend to use additional short-term borrowing to continue the CEI common stock repurchase program. In such event, CEI expects that it would repay its additional short-term borrowing from dividends the Company pays to CEI, and the Company expects that it would pay dividends to CEI and repay its additional short-term borrowing using funds borrowed against the property acquired. For additional information, see "PSC Settlement Agreement - Generation Divestiture," "Sources of Liquidity - Stock Repurchase" and "Acquisition" in
Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     This discussion includes forward-looking statements, which are statements of future expectation and not facts. Words such as "expects," "intends," "plans" and similar expressions identify forward-looking statements. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in laws, regulations, regulatory policies or public policy doctrines and other presently unknown or unforeseen factors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      See Index to Exhibits.


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                                       - 3 -


                                    SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON, INC.

                                    CONSOLIDATED EDISON COMPANY
                                    OF NEW YORK, INC.



                                    By  ________________________
                                           Robert P. Stelben
                                           Vice President and Treasurer



DATE:  June 28, 1999

                                Index to Exhibits

                                                      Sequential Page
                                                      Number at which
Exhibit                 Description                   Exhibit Begins

     1            Underwriting Agreement relating
                  to 1999 A Debentures.

     4            Form of 1999 A Debenture.

     8            Tax Opinion of Dewey Ballantine LLP, dated June 25, 1999.

   12             Ratio of Earnings to Fixed Charges

   23 Consent of Dewey Ballantine LLP. (Included as part of Exhibit 8).